Sub-Item 77I


                       Terms of New or Amended Securities

                         THE DREYFUS/LAUREL FUNDS TRUST
                         DREYFUS INTERNATIONAL BOND FUND
               (formerly, Dreyfus Premier International Bond Fund)
          DREYFUS GLOBAL EQUITY INCOME FUND (formerly, Dreyfus Premier
                           Global Equity Income Fund)
                           DREYFUS 130/30 GROWTH FUND
                 (formerly, Dreyfus Premier 130/30 Growth Fund)


        At meetings held on July 23 and 24, 2008, the Board of Trustees of The Dreyfus/Laurel Funds Trust (the "Trust"), on behalf of Dreyfus International Bond Fund, Dreyfus Global Equity Income Fund and Dreyfus 130/30 Growth Fund (the "Funds"), approved a proposal to modify the eligibility requirements of the Funds' Class I shares. These changes, with respect to the Funds, were reflected in a Post Effective Amendment No. 141 (the "Amendment") to the Trust's Registration Statement on Form N-1A. The Amendment was filed on Form POS EX with the Securities and Exchange Commission on July 24, 2008.